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                                                                      EXHIBIT 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 5, 2002, relating to the financial statements and financial highlights which appear in the Annual Report to Shareholders of Janus Fund and Janus Fund 2 (two of the portfolios constituting the Janus Investment Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
December 10, 2002